UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

IONIX TECHNOLOGY, INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

IONIX TECHNOLOGY, INC.

Rm 608, Block B, Times Square, No. 50 People Road, Zhongshan District,

Dalian City, Liaoning Province, China 116001

INFORMATION STATEMENT

NOTICE OF ACTION BY

 WRITTEN CONSENT OF MAJORITY STOCKHOLDERS

THIS INFORMATION STATEMENT IS BEING PROVIDED TOYOU BY THE BOARD OF DIRECTORS OF IONIX TECHNOLOGY INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU AREREQUESTED NOT TO SEND US A PROXY

To the Stockholders of IONIX TECHNOLOGY, Inc.:

This notice and the accompanying Information Statement are being distributed to the holders of record (the “Shareholders” ) of the voting capital stock of Ionix Technology, Inc., a Nevada corporation (the “Company”), as of the close of business on [●], 2021 (the “Record Date”), in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the notice requirements of the Nevada Revised Statutes. The purpose of this notice and the accompanying Information Statement is to notify the Shareholders of actions approved by our Board of Directors (the “Board”) and taken by written consent in lieu of a meeting by the holders of a majority of the voting power of our outstanding capital stock as of the Record Date (the “Written Consent”). The Written Consent approved the following actions, hereinafter collectively referred to as the “Corporate Action”):

(1)	an increase in the total number of authorized stock of the Company from 200,000,000 to 400,000,000 shares consisting of: (i) 395,000,000 shares of common stock, par value $0.0001 per share (“Common Stock”); and (ii) 5,000,000 shares of preferred stock par value $0.0001 per share (“Preferred Stock”) (the “Authorized Share Increase”) and related Certificate of Amendment to Articles of Incorporation; and

(2)	to effect, at the discretion of the Company’s Board of Directors (“Board”), a reverse stock split of all outstanding shares of the Company’s Common Stock, at a ratio of not less than 1-for-2 and not greater than 1-for-10, such ratio to be determined by the Company’s Board at any time before April 30, 2022, without further approval or authorization of our stockholders (the “Reverse Stock Split”) and related amendment to our Articles of Incorporation.

The Written Consent is the only shareholder approval required to effect the Corporate Action under the Nevada Revised Statutes, our Articles of Incorporation, as amended, or our Bylaws. No consent or proxies are being requested from our shareholders, and our Board is not soliciting your consent or proxy in connection with the Corporate Action. The Corporate Action, as approved by the Written Consent, will not become effective until 20 calendar days after the accompanying Information Statement is first mailed or otherwise delivered to the Shareholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying Information Statement is furnished only to inform our shareholders of the actions described above before they take place in accordance with Section 78.390 of the Nevada Revised Statutes and Rule 14c-2 of the Securities Exchange Act of 1934. This Information Statement is first mailed to you on or about May [●], 2021.

Please feel free to call us at +86-411-88079120 should you have any questions on the enclosed Information Statement

Sincerely,
May [●], 2021	By:	/s/ Cheng Li
Cheng Li
Chief Executive Officer

IONIX TECHNOLOGY, INC.

Rm 608, Block B, Times Square, No. 50 People Road,

Zhongshan District, Dalian City, Liaoning Province, China 116001

Telephone: +86-411-88079120

INFORMATION STATEMENT

Action by Written Consent of Majority Stockholders in Lieu of a Special Meeting

_____________________________

WE ARE NOT ASKING YOU FOR A

 PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

_____________________________

GENERAL OVERVIEW OF ACTIONS

Dear Shareholders:

This notice and the accompanying Information Statement are being distributed to the holders of record (the “Shareholders” ) of the voting capital stock of Ionix Technology, Inc., a Nevada corporation (the “Company”), as of the close of business on [●], 2021 (the “Record Date”), in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the notice requirements of the Nevada Revised Statutes. The purpose of this notice and the accompanying Information Statement is to notify the Shareholders of actions approved by our Board of Directors (the “Board”) and taken by written consent in lieu of a meeting by the holders of a majority of the voting power of our outstanding capital stock as of the Record Date (the “Written Consent”). The Written Consent approved the following actions, hereinafter collectively referred to as the “Corporate Action”):

(1)	an increase in the total number of authorized stock of the Company from 200,000,000 to 400,000,000 shares consisting of: (i) 395,000,000 shares of common stock, par value $0.0001 per share (“Common Stock”); and (ii) 5,000,000 shares of preferred stock par value $0.0001 per share (“Preferred Stock”) (the “Authorized Share Increase”) and related Certificate of Amendment to Articles of Incorporation;

(2)	to effect, at the discretion of the Company’s Board of Directors (“Board”), a reverse stock split of all outstanding shares of the Company’s Common Stock, at a ratio of not less than 1-for-2 and not greater than 1-for-10, such ratio to be determined by the Company’s Board at any time before April 30, 2022, without further approval or authorization of our stockholders (the “Reverse Stock Split”) and related amendment to our Articles of Incorporation.

The Authorized Share Increase shares will be effected through the filing of a Certificate of Amendment to our Articles of Incorporation (the “Certificate of Amendment”) and the Reverse Stock Split may be enacted any time before April 30, 2022, in the discretion of our board of directors. On May 6, 2021, our Board of Directors (the “Board”) approved the Reverse Stock Split and Authorized Share Increase including the filing of the Certificate of Amendment. A copy of the form of Certificate of Amendment and Reverse Stock Split amendment are attached as Appendix A and Appendix B to this Information Statement.

The Written Consent is the only shareholder approval required to effect the Corporate Action under the Nevada Revised Statutes, our Articles of Incorporation, as amended, or our Bylaws. No consent or proxies are being requested from our shareholders, and our Board is not soliciting your consent or proxy in connection with the Corporate Action. The Corporate Action, as approved by the Written Consent, will not become effective until 20 calendar days after the accompanying Information Statement is first mailed or otherwise delivered to the Shareholders.

The Board of Directors has fixed May [●], 2021, as the record date (the “Record Date”) for determining those of our Shareholders entitled to receive this information statement.

Section 78.320 of the Nevada Revised Statutes (the “NRS”) provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders’ meeting convened for the specific purpose of such action. The NRS, however, requires that in the event an action is approved by written consent, a company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to a company.

In accordance with the foregoing, this Information Statement is first being mailed on or about May [●], 2021, to our shareholders and is being delivered to inform you of the corporate action described herein in accordance with Section 78.390 of the NRS and Rule 14c-2 of the Securities Exchange Act of 1934. We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to matters of action taken. In addition, pursuant to the laws of Nevada, the actions taken by majority written consent in lieu of a special shareholder meeting do not create appraisal or dissenters’ rights.

The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

SHAREHOLDER APPROVAL

This Information Statement contains a brief summary of the material aspects of the Authorized Share Increase and Reverse Stock Split approved by the Board of Ionix Technology, Inc. (the “Company,” “we,” “our,” or “us”) and the Majority Stockholders which hold a majority of the voting capital stock of the Company.

Preferred and Common Stock

As of May 5, 2021, there were issued and outstanding and issuable (i) 164,041,058 shares of Common Stock, and (ii) 5,000,000 shares of Preferred Stock. Pursuant to Section 78.320 of the NRS, at least a majority of the common voting equity of the Company, or at least 331,291,030 of votes (out of 664,041,058total votes comprised of 164,041,058Common Stock votes and 500,000,000 Preferred Stock), are required to approve the Authorized Share Increase by written consent. The Majority Stockholders, who hold in the aggregate 29,109,000 shares of Common Stock, and 5,000,000 shares of Preferred Stock (approximately 79.86% of the voting equity of the Company), have voted in favor of the Corporate Action thereby satisfying the requirement under Section 78.320 of the NRS that at least a majority of the voting equity vote in favor of a corporate action by written consent.

The following table sets forth the names of the Majority Stockholders, the number of shares of Preferred Stock held by the Majority Stockholders, the total number of votes that the Majority Stockholders voted in favor of the Authorized Share Increase and Reverse Stock Split and the percentage of the issued and outstanding voting equity of the Company voted in favor thereof.

Name of Majority Stockholders	Number of Preferred Stock held	Number of Shares of Common Stock held and votes in favor	Number of Votes held by such Stockholder	Number of Votes that Voted in favor of the Actions	Percentage of the Voting Equity that Voted in favor of the Action (1)
Yubao Liu(2)	5,000,000	100,000	500,100,000	500,100,000	75.31%
Shining Glory Investments Limited(2)	0	29,009,000	29,009,000	29,009,000	4.37%
Total	5,000,000	29,109,000	529,109,000	529,109,000	79.68%

(1)Based on 164,041,058 shares of Common Stock and 5,000,000 shares of Preferred Stock considered issued and outstanding as of May 5,2021, which are the only classes of the Company’s voting securities. Percentage totals are calculated separately based on each class of capital stock. Each share of Preferred Stock entitles the holder to vote 100 shares of common stock; the Preferred Stock is not convertible into common stock

(2) Yubao Liu, is the Former CEO, and current Director of Ionix Technology. Mr. Liu’s ownership includes 100,000 directly and 29,009,000 indirectly through Shining Glory Investments Limited; additionally Mr. Liu is the beneficial owner of 5,000,000 shares of preferred stock which has the authority to vote a total of 500,000,000 common stock votes. Mr. Liu owns 0 shares issuable upon exercise of stock options. Mr. Liu is the sole officer and director of Shining Glory Investments Limited and has dispositive voting and investment control over the shares held by Shining Glory. Thus, in total, Shining Glory and its sole officer and director collectively owns an aggregate 79.68% of the total outstanding voting securities of the Company.

ACTIONS BY THE BOARD OF DIRECTORS

AND CONSENTING STOCKHOLDERS

AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASEOUR AUTHORIZED SHARE CAPITAL

Our Board of Directors and the holders of a majority of our issued and outstanding voting securities have approved a proposal to amend our articles of incorporation increase in the total number of authorized stock of the Company from 200,000,000 to 400,000,000 shares consisting of: (i) 395,000,000 shares of common stock, par value $0.0001 per share (“Common Stock”); and (ii) 5,000,000 shares of preferred stock par value $0.0001 per share (“Preferred Stock”) (the “Authorized Share Increase”) and related Certificate of Amendment to Articles of Incorporation

Background and Reason for the Authorized Share Increase

The stockholder base of our Company has grown significantly over the past several years. In anticipation of further growth, we believe that amending our Articles of Incorporation to increase the number of authorized shares is consistent with the Company’s plan for growth and necessary to comply with existing obligations.

Pursuant to the Company’s Articles of Incorporation, the Company currently has authorized the issuance of 200,000,000 shares consisting of: (i) 195,000,000 shares of Common Stock, par value $0.0001 per share, and (ii) 5,000,000 shares of preferred stock, par value $0.0001 per share, of which the Company has designated the rights and preferences of the preferred stock within its bylaws.

As of close of business on the Record Date, the Company had 164,041,058 shares of Common Stock issued and outstanding; 5,000,000 shares of Preferred Stock issued and outstanding. Each share of Common Stock outstanding as of close of business on the Record Date is entitled to one vote on the matter submitted to a vote of the common stockholders. Each share of Preferred Stock entitles the holder to vote 100 shares of common stock; the Preferred Stock is not convertible into common stock.

Increasing the number of shares authorized will enable the Company to have sufficient shares for its existing and anticipated future equity or debt offerings, strategic acquisition opportunities, the issuance of equity awards to the Company’s service providers, incentive to recruit and retain key employees, and for other proper corporate purposes. From time to time, the Company evaluates and engages in discussions relating to possible opportunities for raising additional capital or entering into other transactions that may involve the issuance of additional shares of capital stock.

The increased authorized capital stock will provide the Board of Directors with the ability to approve the issuance of additional shares of capital stock, and securities that are convertible or exercisable into shares of such capital stock, without further vote of the stockholders, except as required under applicable law. The number of shares to be issued in any particular transaction and the price and other terms on which such shares will be issued will be determined solely by the Board of Directors. Under our Articles of Incorporation, our stockholders do not have preemptive rights with respect to our common stock or our preferred stock. Thus, should our Board elect to issue additional shares, existing stockholders would not have any preferential rights to purchase any shares.

The proposed amendment to our Articles of Incorporation is not being recommended in response to any specific effort of which our Board is aware to obtain control of the Company, and our Board does not intend or view the proposed Authorized Share Increase common stock as an anti-takeover measure. However, the ability of our Board to authorize the issuance of the additional shares of common stock that would be available if the proposed amendment is approved and adopted could have the effect of discouraging or preventing a hostile takeover. Further, the increased authorized capital stock may have the effect of permitting the Company’s current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company’s business.

Pursuant to Rule 14c-2 of the Exchange Act of 1934, the Authorized Share Increase share capital will not be adopted until a date at least twenty (20) days after the date that this Information Statement is delivered to our stockholders of record as of May [●], 2021.

AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION AND THE FILING OF SAID AMENDMENT TO EFFECT A REVERSE STOCK SPLIT

The Company's Board of Directors has proposed to ask its majority stockholders to approve an amendment to the Company’s Articles of Incorporation (the “RS Amendment”) and the filing of said amendment with the Secretary of State of the State of Nevada to effectuate a Reverse Stock Split of the Company’s Common Stock, by a ratio of no less than one-for-two (1-for-2) and no more than one-for-ten (1-for-10) (the “Reverse Stock Split”) with such ratio to be determined and implemented in the sole discretion of the Company’s Board at any time before April 30, 2022, without further approval or authorization of our stockholders (the “Reverse Stock Split Proposal”).

General

On May 6, 2021, our Board acted by unanimous written consent to adopt the RS Amendment to Article FOURTH of our Articles of Incorporation effecting a Reverse Stock Split of our Common Stock at a ratio of not less than one-for-two (1-for-2) and no more than one-for-ten (1-for-10) with such ratio to be determined at the sole discretion of the Board and with such Reverse Stock Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion.

Effecting the Reverse Stock Split requires that Article FOURTH of our Articles of Incorporation be amended to include a reference to the Reverse Stock Split. The additional text added to Article FOURTH is attached as Appendix B to this Information Statement. If approved, the RS Amendment will be effective upon the filing of the Articles of Incorporation (or on such date and time as specified therein) in the form attached as Appendix B with the Secretary of State of the State of Nevada with such filing to occur, if at all, at the sole discretion of the Board.

If the Board determines to effect the Reverse Stock Split, the intent is to reduce the amount of outstanding shares and to concurrently increase the stock price of our Common Stock, which is currently trading on the OTCQB Venture Market operated by OTC Markets Group. The Board intends to file the RS Amendment with the Secretary of State of the State of Nevada only if necessary and in the best interest of the Company.

One principal effect of the Reverse Stock Split would be to decrease the number of outstanding shares of our Common Stock. Except for adjustments that may result from the treatment of fractional shares as described below, the Reverse Stock Split will not have any dilutive effect on our stockholders since each stockholder would hold the same percentage of our Common Stock outstanding immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split. The relative voting and other rights that accompany the shares of Common Stock would not be affected by the Reverse Stock Split.

The proportion of shares owned by our stockholders relative to the number of shares authorized for issuance will decrease because the Reverse Stock Split will not change the current authorized number of shares of capital stock. There will be a significant delay in time between the Authorized Share Increase increasing to 400,000,000 authorized and implementing the Reverse Stock Split. The remaining authorized shares of Common Stock and Preferred Stock may be used for various purposes, including, without limitation, raising capital, providing equity incentives to employees, officers or directors, effecting stock dividends, establishing strategic relationships with other companies and/or expanding our business through the acquisition of other businesses or products. By not reducing the number of authorized shares of Common Stock, the Company will have additional authorized but unissued shares of Common Stock available for any proper corporate purpose. The Company’s 2021-2022 plans contemplate raising additional monies through the sale of its equity and debt securities in order to support the expansion and growth of the Company’s business. As of the mailing date of this Information Statement, the Company has no specific definitive terms for the issuance of its Common Stock and/or Preferred Stock to raise capital. Nevertheless, in order to support our projected need for additional capital and to provide flexibility to raise the capital as necessary, our Board believes the number of authorized shares of Common Stock and Preferred Stock should remain as is when we implement the Reverse Stock Split. The Reverse Stock Split is not part of a broader plan to take us private.

Reasons for the Reverse Stock Split

The Board of Director’s primary objective in proposing the Reverse Stock Split is to enable the Board, if necessary or if the Board otherwise desires, to allow for a lower outstanding share amount, available authorized but unissued stock and to raise the per share trading price of our Common Stock, which is currently trading only on the OTCQB, to increase investor interest. Upon receiving stockholder approval, the Board may, at its own discretion, upon approval from FINRA, file the RS Amendment with the Secretary of State of the State of Nevada.

Our Board also has confidence that the Reverse Stock Split and any resulting increase in the per share price of our Common Stock should enhance the acceptability and marketability of our Common Stock to the financial community and investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of our Common Stock, although we have not been told by them that is the reason for not investing in our Common Stock. Additionally, analysts at many brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. Brokerage houses frequently have internal practices and policies that discourage individual brokers from dealing in lower-priced stocks. Further, because brokers’ commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase our Common Stock.

We cannot assure you that the Board will ultimately determine to effect the Reverse Stock Split or if effected, that the Reverse Stock Split will have any of the desired effects described above. More specifically, we cannot assure you that after the Reverse Stock Split the market price of our Common Stock will increase proportionately to reflect the ratio for the Reverse Stock Split, that the market price of our Common Stock will not decrease to its pre-split level, that our market capitalization will be equal to the market capitalization before the Reverse Stock Split.

Potential Disadvantages of the Reverse Stock Split

As noted above, the two principal purposes of the Reverse Stock Split would be to help increase the amount of shares available for issuance in the future and to increase the per share market price of our Common Stock by up to factor of ten We cannot assure you, however, that the Reverse Stock Split will accomplish this objective for any meaningful period of time. While we expect that the reduction in the number of outstanding shares of Common Stock will increase the market price of our Common Stock, we cannot assure you that the Reverse Stock Split will increase the market price of our Common Stock by an equivalent multiple, or result in any permanent increase in the market price of our Common Stock. The price of our Common Stock is dependent upon many factors, including our business and financial performance, general market conditions and prospects for future success. If the per share market price does not increase proportionately as a result of the Reverse Stock Split, then the value of our Company as measured by our stock capitalization will be reduced, perhaps significantly.

The number of shares held by each individual stockholder would be reduced if the Reverse Stock Split is implemented. This will increase the number of stockholders who hold less than a “round lot,” or 2-10 shares.

Although our Board believes that the decrease in the number of shares of our Common Stock outstanding as a consequence of the Reverse Stock Split and the anticipated increase in the market price of our Common Stock could encourage interest in our Common Stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split.

Effecting the Reverse Stock Split

If our Board concludes that it is in the best interests of our Company and our stockholders to effect the Reverse Stock Split, the RS Amendment will be filed with the Secretary of State of the State of Nevada. The actual timing of the filing of the Amendment with the Secretary of State of the State of Nevada to effect the Reverse Stock Split will be determined by our Board in their sole discretion. In addition, if for any reason our Board deems it advisable to do so, the Reverse Stock Split may be abandoned at any time prior to the filing of the Amendment, without further action by our stockholders. The Reverse Stock Split will be effective as of the date of filing with the Secretary of State of the State of Nevada or at such time and date as specified in the Articles of Amendment or as declared by FINRA(the “Effective Time”).

Upon the filing of the RS Amendment, without further action on our part or our stockholders, the outstanding shares of Common Stock held by stockholders of record as of the Effective Time would be converted into a lesser number of shares of Common Stock based on a Reverse Stock Split ratio as determined by the Board. For example, if you presently hold 10,000 shares of our Common Stock, you would hold 5,000 shares of our Common Stock following the Reverse Stock Split if the ratio is one-for-two or you would hold 1,000 shares of our Common Stock if the ratio is one-for-ten.

Effect on Outstanding Shares, Options and Certain Other Securities

If the Reverse Stock Split is implemented, the number of shares our Common Stock owned by each stockholder will be reduced in the same proportion as the reduction in the total number of shares outstanding, such that the percentage of our Common Stock owned by each stockholder will remain unchanged except for any change resulting from rounding up to the nearest number of whole shares so that we are not obligated to issue cash in lieu of any fractional shares that such stockholder would have received as a result of the Reverse Stock Split. The number of shares of our Common Stock that may be purchased upon exercise of outstanding options or other securities convertible into, or exercisable or exchangeable for, shares of our Common Stock, and the exercise or conversion prices for these securities, will also be ratably adjusted in accordance with their terms as of the Effective Time.

Fractional Shares; Exchange of Stock Certificates

Our Board does not currently intend to issue fractional shares in connection with the Reverse Stock Split. Therefore, we do not expect to issue certificates representing fractional shares. In lieu of any fractional shares, we will issue to stockholders of record who would otherwise hold a fractional share because the number of shares of Common Stock they hold before the Reverse Stock Split is not evenly divisible by the Reverse Stock Split ratio that number of shares of Common Stock as rounded up to the nearest whole share. No stockholders will receive cash in lieu of fractional shares.

As of the Record Date, we had 213 holders of record of our Common Stock (although we have significantly more beneficial holders), 1 holders of 5,000,000 shares of Preferred Stock,. We do not expect the Reverse Stock Split and the rounding up of fractional shares to whole shares to result in a reduction in the number of record holders. We presently do not intend to seek any change in our status as a reporting company for federal securities law purposes, either before or after the Reverse Stock Split.

On or after the Effective Time, we will give notice of how a stockholder will be able to obtain a certificate evidencing his, her or its post-Reverse Stock Split shares. Common stockholders will not receive certificates for post-Reverse Stock Split shares unless and until their old certificates are surrendered. Common stockholders should not forward their certificates to the exchange agent until they receive the letter of transmittal, and they should only send in their certificates with the letter of transmittal. The exchange agent will send each common stockholder a new stock certificate after receipt of that common stockholder’s properly completed letter of transmittal and old stock certificate(s). Preferred stockholders do not have to exchange their existing stock certificates for new certificates.

Common stockholders who hold shares in street name through a nominee (such as a bank or broker) will be treated in the same manner as common stockholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse Stock Split for their beneficial holders. However, nominees may have different procedures and common stockholders holding shares in street name should contact their nominees. Common stockholders will not have to pay any service charges in connection with the exchange of their certificates.

Authorized Shares

If and when our Board elects to effect the Reverse Stock Split, the authorized number of shares of our Common Stock will remain at 395,000,000. Accordingly, there will be no reduction in the number of authorized shares of our Common Stock in proportion to the Reverse Stock Split ratio. As a result, the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance will decrease and the additional authorized shares of Common Stock will be available for issuance at such times and for such purposes as our Board may deem advisable without further action by our stockholders, except as required by applicable laws and regulations.

The Reverse Stock Split will have no effect on our authorized preferred stock except to proportionately adjust the conversion and voting ratios.

In accordance with our Articles of Incorporation and Nevada law, our shareholders do not have any preemptive rights to purchase or subscribe for any of our unissued or treasury shares.

Anti-Takeover and Dilutive Effects

The purpose of maintaining our authorized Common Stock at 395,000,000 after the Reverse Stock Split is to facilitate our ability to raise additional capital to support our operations, not to establish any barriers to a change of control or acquisition of our Company. The shares of Common Stock that are authorized but unissued provide our Board with flexibility to effect, among other transactions, public or private refinancings, acquisitions, stock dividends, stock splits and/or the granting of equity incentive awards. However, these authorized but unissued shares may also be used by our Board, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. The Reverse Stock Split would give our Board authority to issue additional shares from time to time without delay or further action by the stockholders. The Reverse Stock Split is not being recommended in response to any specific effort of which we are aware to obtain control of us, nor does our Board have any present intent to use the authorized but unissued Common Stock to impede a takeover attempt. There are no plans or proposals to adopt other provisions or enter into any arrangements that have material anti-takeover effects.

In addition, the issuance of additional shares of Common Stock for any of the corporate purposes listed above could have a dilutive effect on earnings per share and the book or market value of our outstanding Common Stock, depending on the circumstances, and would likely dilute a stockholder’s percentage voting power in us. Holders of our Common Stock are not entitled to preemptive rights or other protections against dilution. Our Board intends to take these factors into account before authorizing any new issuance of shares.

No Appraisals Rights

Under the Nevada law, you will not be entitled to appraisal rights upon our implementation of the Reverse Stock Split.

Accounting Consequences

There will be no change in our par value per share of our Common Stock. Accordingly, as of the Effective Time, the stated capital attributable to Common Stock on our balance sheet will be reduced proportionately based on the Reverse Stock Split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of our Common Stock outstanding.

Federal Income Tax Consequences

The following description of the material federal income tax consequences of the Reverse Stock Split is based on the Internal Revenue Code, applicable Treasury Regulations promulgated under the Code, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Stock Split. This discussion is for general information only and does not discuss the tax consequences that may apply to special classes of taxpayers (e.g., non-resident aliens, broker/dealers or insurance companies). The state and local tax consequences of the Reverse Stock Split may vary significantly as to each shareholder, depending upon the jurisdiction in which such shareholder resides. We urge shareholders to consult their own tax advisors to determine the particular consequences to them.

The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, a stockholder generally will not recognize gain or loss on the Reverse Stock Split. The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefor, and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged.

We will not recognize any gain or loss as a result of the Reverse Stock Split.

Each stockholder should consult his, her or its own tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of the Reverse Stock Split.

The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, no gain or loss should be recognized by a U.S. holder upon the Reverse Stock Split. Accordingly, the aggregate tax basis in the Common Stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis in the Common Stock surrendered and the holding period for the Common Stock received should include the holding period for the Common Stock surrendered.

Text of Proposed Amendment; Effectiveness

The text of the proposed RS Amendment is set forth in Appendix B to this Information Statement. If and when effected by our Board, the RS Amendment will become effective upon its filing with the Secretary of State of the State of Nevada or at the Effective Time and Date as specified in said filing.

Required Vote

Approval of the RS Proposal requires the affirmative vote of a majority of the issued and outstanding voting shares of Common Stock and Preferred Stock voting as one class. By approving Appendix B, our stockholders authorized our executive officers to make any necessary changes to Appendix B required by the Secretary of State of the State of Nevada to file Appendix B with said Secretary.

It is expected that the written consents of the Voting Stock submitted to the Secretary of the Company on the Written Consent Effective Date will include the ratification of the filing of an amendment to the Company’s Articles of Incorporation and the filing of said amendment with the Secretary of State to approve granting the Board of Directors the right to implement a Reverse Stock Split not less than 1-for 2 and not greater than 1-for-10.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders and Security Ownership of Management

The following table sets forth information as of September 10, 2019 with respect to the beneficial ownership (as defined in Rule 13d-3 of the Exchange Act) of the Company’s Common Stock by (1) each director of the Company, (2) the Named Executive Officers of the Company, (3) each person or group of persons known by the Company to be the beneficial owner of greater than 5% of the Company’s outstanding Common Stock, and (4) all directors and officers of the Company as a group:

Security Ownership of Certain Beneficial Owners and Management

The following table lists, as of May 5, 2021, the number of shares of common stock that are beneficially owned by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of the Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

Name of Beneficial Owner, Directors and Officers:	Amount and Nature of Beneficial Ownership	Percentage of Beneficial Ownership (1)
Cheng Li(2)	0	0%
Yue Kou (3)	0	0%
Yang Yan(4)	0	0%
Yubao Liu (5)	29,109,000	17.74%
Jialin Liang (6)	9,500,000	5.79%
Xuemei Jiang (7)	5,500,000	3.35%
Anthony Saviano (8)	174,668	0.11%
Yongsheng Fu(9)	0	0%
Zhenyu Wang(10)	0	0%
Qinghua Shi(11)	0	0%
Yongping Wang(12)	500,000	0.30%
Xin Sui (13)	0	0%
Qingchun Yang (14)	0	0%
Yun Yang (15)	0	0%
Biao Shang (16)	1,560,000	0.96%
Baozhu Deng (17)	0	0%
Shikui Zhang (18)	60,000	0.04%
Long Xie (19)	100,000	0.06%
Xiaolin Wei (20)	0	0%
Liyan Wang (21)	0	0%
All executive officers and directors as a group (19 people)	46,503,668	28.35%

Beneficial Shareholders of Common Stock greater than 5%
Kan Yang (22)	7,600,000	4.63%

Beneficial Owners of Preferred Stock(1):	Amount and Nature of Beneficial Ownership	Percentage of Beneficial Ownership (1)
Yubao Liu(5)	5,000,000	100%

(1) Applicable percentage of ownership is based on 164,041,058 shares of common stock outstanding on May 5, 2021 and 5,000,000 shares of Preferred Stock issued and outstanding on May 5, 2021. Percentage totals are calculated separately based on each class of capital stock. Each share of Preferred Stock entitles the holder to vote 100 shares of common stock; the Preferred Stock is not convertible into common stock. Percentage ownership is determined based on shares owned together with securities exercisable or convertible into shares of common stock within 60 days of May 5, 2021, for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of May 5, 2021, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Cheng Li is the CEO, Chairman, and a Director of the Company. Mr. Li’s beneficial ownership includes 0 shares of common stock and 0 shares issuable upon the exercise of stock options.

(3) Yue Kou is the CFO of Ionix Technology. Ms. Kou’s beneficial ownership includes 0 shares of common stock and 0 shares issuable upon the exercise of stock options.

(4) Yang Yan is the President and treasurer of Ionix Technology. Mr. Yan’s beneficial ownership includes 0 shares of common stock and 0 shares issuable upon the exercise of stock options.

(5) Yubao Liu, is the Former CEO, and current Director of Ionix Technology. Mr. Liu’s ownership includes 100,000 directly and 29,009,000 indirectly through Shining Glory Investments Limited; additionally Mr. Liu is the beneficial owner of 5,000,000 shares of preferred stock which has the authority to vote a total of 500,000,000 common stock votes. Mr. Liu owns 0 shares issuable upon exercise of stock options. Mr. Liu is the sole officer and director of Shining Glory Investments Limited and has dispositive voting and investment control over the shares held by Shining Glory. Thus, in total, Shining Glory and its sole officer and director collectively owns an aggregate 79.68% of the total outstanding voting securities of the Company.

(6) Jialin Liang is the Director of the Company. Mr. Liang’s beneficial ownership includes 9,500,000 shares of common stock and 0 shares issuable upon the exercise of stock options.

(7) Xuemei Jiang is the Director of the Company. Ms. Jiang’s beneficial ownership includes 5,500,000 shares of common stock and 0 shares issuable upon the exercise of stock options.

(8) Anthony Saviano is a former Director of the Company; he resigned October 27, 2020. Mr. Saviano’s beneficial ownership includes 174,668 shares of common stock held indirectly through Infinity Fund II LLC and 0 shares issuable upon the exercise of stock options. Saviano has dispositive voting control over Infinity Fund II LLC.

 (9) Yongsheng Fu is the Director of the Company. Mr. Fu’s beneficial ownership includes 0 shares of common stock and 0 shares issuable upon the exercise of stock options.

 (10) Zhenyu Wang is the Director of the Company. Mr. Wang’s beneficial ownership includes 0 shares of common stock and 0 shares issuable upon the exercise of stock options.

(11) Qinghua Shi is a former Director of the Company; he resigned October 27, 2020. Mr. Shi’s beneficial ownership includes 0 shares of common stock and 0 shares issuable upon the exercise of stock options.

(12) Yongping Wang is the Director of the Company. Ms. Wang’s beneficial ownership includes 500,000 shares of common stock and 0 shares issuable upon the exercise of stock options.

(13) Xin Sui is President and Director of Welly Surplus International Limited, a wholly owned subsidiary of Ionix Technoloy. Mr. Sui’s beneficial ownership includes 0 shares of common stock of the Company and 0 shares issuable upon the exercise of stock options.

(14) Qingchun Yang is the President and Director of Well Best, a wholly owned subsidiary of Ionix Technology. Mr. Yang’s beneficial ownership includes 0 shares of common stock of the Company and 0 shares issuable upon the exercise of stock options.

(15) Yun Yang is the President and Director of Lisite Science Technology, an indirect wholly owned subsidiary of Ionix Technology. Mr. Yang’s beneficial ownership includes 0 shares of common stock of the Company and 0 shares issuable upon the exercise of stock options.

(16) Biao Shang is the President and Director of Fangguan Photoelectric an indirect wholly owned subsidiary of Ionix Technology. Mr. Shang’s beneficial ownership includes 1,560,000 shares of common stock of the Company and 0 shares issuable upon the exercise of stock options.

(17) Baozhu Deng is the President and Director of Shenzhen Baileqi Electronic Technology Co., Ltd, an indirect wholly owned subsidiary of Ionix Technology. Ms. Deng’s beneficial ownership includes 0 shares of common stock of the Company and 0 shares issuable upon the exercise of stock options.

(18) Shikui Zhang is the President and Director of Dalian Shizhe New Energy Technology Co., Ltd, a limited liability company formed under the laws of the PRC on June 28, 2018. Well Best is the sole shareholder of Shizhe New Energy. As a result, Shizhe New Energy is an indirect, wholly-owned subsidiary of the Company. Mr. Zhang’s beneficial ownership includes 60,000 shares of common stock of the Company and 0 shares issuable upon the exercise of stock options.

(19) Long Xie is the Secretary of Ionix Technology. Mr. Xie’s beneficial ownership includes 100,000 shares of common stock of the Company and 0 shares issuable upon the exercise of stock options.

(20) Xiaolin Wei is an independent board member of Ionix Technology as of October 27, 2020. Her beneficial ownership includes 0 shares of common stock of the Company and 0 shares issuable upon the exercise of stock options.

(21) LiyanWang is an independent board member of Ionix Technology as of October 27, 2020. Her beneficial ownership includes 0 shares of common stock of the Company and 0 shares issuable upon the exercise of stock options.

(22) Mr. Kan Yang’s beneficial ownership includes 7,600,000 shares of common stock of the Company and 0 shares issuable upon the exercise of stock options.

Changes in Control

We are not aware of any arrangements, including any pledge by any person of our stock, the operation of which may at a subsequent date result in a change of control of the Company.

No Meeting of Stockholders Required

The Company is not soliciting any votes with regard to the Authorized Share Increase or Reverse Stock Split. The principal stockholders of the Company intend to consent to the actions and they hold a majority of the total issued and outstanding shares of voting capital stock and, accordingly, such principal stockholders have sufficient shares to approve the actions.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested the Company to include any additional proposals in this Information Statement.

Dissenter’s Rights of Appraisal

The Company’s stockholders have no rights to appraisal of their shares of Common Stock or other rights to dissent under Nevada law, the Company’s Articles of Incorporation or Bylaws in connection with the matters discussed in this Information Statement.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except in their capacity as stockholders, none of our officers, directors or any of their respective affiliates has any interest in the Authorized Share Increase or Reverse Stock Split.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and in accordance with that act, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. These reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F. Street NE, Washington, DC 20549, or may be accessed at www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Some banks, brokers and other nominee record holders participate in the practice of “householding” proxy statements, annual reports and information statements. This means that only one copy of this Information Statement may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of this Information Statement to any stockholder upon written or oral request. To make such a request, please contact us at Rm 608, Block B, Times Square, No. 50 People Road, Zhongshan District, Dalian City, Liaoning Province, China 116001, Attn: Cheng Li Telephone: +86-411-88079120. Any stockholder who wants to receive separate copies of our proxy statement, annual report and information statements in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact his or her bank, broker, or other nominee record holder, or he or she may contact us at the above address and phone number.

By the Order of the Board of Directors

Date: May 6, 2021	By:	/s/ Cheng Li
Dalian City, China		Chief Executive Officer

Appendix A

CERTIFICATE OF AMENDMENT

TO THE ARTICLES OF INCORPORATION

OF

IONIX TECHNOLOGY, INC.

Pursuant to the provisions of Chapter 78 of the Nevada Revised Statutes (the “Nevada Corporations Act”), the undersigned corporation adopts the following Amendment to the Articles of Incorporation.

1. NAME OF CORPORATION. The name of the corporation is Ionix Technology, Inc. (the “Corporation”).

2. AMENDMENT TO ARTICLES OF INCORPORATION. The amendment adopted by the Corporation is set out in full as follows:

Article Four of the Corporation’s Articles of Incorporation is amended as follows:

ARTICLE IV

Classes of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that the Corporation is authorized to issue is 400,000,000 shares. 395,000,000 shares shall be Common Stock, par value $0.0001 per share, and 5,000,000 shares shall be Preferred Stock, par value $0.0001 per share, the rights and preferences of which are and shall be set forth in the Corporations Bylaws.

3. STOCKHOLDER APPROVAL. This Certificate of Amendment to the Articles of Incorporation has been approved by the Stockholders pursuant to the Nevada Corporations Act.

4. EFFECTIVE DATE OF FILING. This Certificate of Amendment to the Articles of Incorporation shall be effective at 12:01 A.M. Pacific Time on [___], 2021.

IN TESTIMONY HEREOF, the undersigned has executed this Certificate of Amendment to the Articles of Incorporation as of [___], 2021.

Cheng Li
Chief Executive Officer

Appendix B

CERTIFICATE OF AMENDMENT

TO THE ARTICLES OF INCORPORATION

OF

IONIX TECHNOLOGY, INC.

Pursuant to the provisions of Chapter 78 of the Nevada Revised Statutes (the “Nevada Corporations Act”), the undersigned corporation adopts the following Amendment to the Articles of Incorporation.

1. NAME OF CORPORATION. The name of the corporation is Ionix Technology, Inc. (the “Corporation”).

2. AMENDMENT TO ARTICLES OF INCORPORATION. The amendment adopted by the Corporation is set out in full as follows:

\

RESOLVED, that the Articles of Incorporation of this corporation be amended by changing the Article thereof numbered "FOURTH" so that, as amended, said Article shall be hereby amended by adding the following paragraph after the first and only paragraph:

Upon the effectiveness (the “Effective Time”) of this Certificate of Amendment to the Articles of Incorporation of the Corporation, each share of Common Stock, par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time will be automatically combined and converted into that fraction of a share of Common Stock, par value $0.0001 per share, of the Corporation in the ratio of 1-for-[2-10] shares and publicly announced by the Corporation at least 10 days prior to effectiveness of this Certificate of Amendment (the “ Consolidation”). Notwithstanding the foregoing, no fractional shares shall be issued in connection with the Consolidation. Fractional shares shall be rounded up to the nearest whole share. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter and without the necessity for presenting the same represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been

3. STOCKHOLDER APPROVAL. This Certificate of Amendment to the Articles of Incorporation has been approved by the Stockholders pursuant to the Nevada Corporations Act.

4. EFFECTIVE DATE OF FILING. This Certificate of Amendment to the Articles of Incorporation shall be effective at 12:01 A.M. Pacific Time on [___], 2021.

IN TESTIMONY HEREOF, the undersigned has executed this Certificate of Amendment to the Articles of Incorporation as of [___], 2021.

Cheng Li
Chief Executive Officer